Exhibit 4.26

WORK ORDER
INC Research Project # 1000504
Protocol # PBT2-203

This Work Order (hereinafter “Work Order”) is between Prana Biotechnology Limited (hereinafter “Sponsor”) with principal offices located at Level 2, 369 Royal Parade, Parkville VIC 3052 Australia and INCResearch Australia Pty Limited, together with its parent company, subsidiaries and legal affiliates (hereinafter “INC Research”) with offices located at 124 Lipson Street, Port Adelaide SA 5015 Australia and relates to the Master Services Agreement effectively dated 22nd September 2011 which expressly incorporates this Work Order hereto by reference into the Master Services Agreement. Pursuant to the Master Services Agreement, INC Research has agreed to perform certain services in accordance with written work orders, such as this one, entered into from time to time describing such services.

This document constitutes a Work Order under the Master Services Agreement and this Work Order and the Services contemplated herein are subject to the terms and provisions of the Master Services Agreement.

1.	SERVICES: INC Research will render such services (hereinafter “Services”) as may be necessary to complete in a professional manner the project described below:

A Randomized, Double-blind, Placebo-controlled Study to Assess the Safety and Tolerability, and Efficacy of PBT2 in Patients with Early to Mid-stage Huntington Disease (#PBT2-203)

INC Research will perform the Services as specified in Attachment A to this Work Order.

2.
PROJECT SCHEDULE: The major project milestones and target dates are described in Attachment B to this Work Order. Both parties agree that the Project Schedule is a reasonable schedule for the Services to be performed and will put forth all reasonable efforts to comply with these dates.

3.
COMPENSATION AND EXPENSES: Sponsor shall pay the fees for INC Research’s Services in accordance with the Project Budget and Payment Schedule provided in Attachment C of this Work Order. INC Research shall invoice Sponsor for taxes or duties actually incurred by INC Research which are imposed upon INC Research by any governmental agency, including, but not limited to Value Added Tax, Stamp Tax, and/or General Sales Tax, as a result of this Agreement with the exception of taxes based on INC Research’s income.

INCResearch Australia Pty Limited
Prana Work Order 1000504 v4 3rd August 2012

4.
NOTICES AND PAYMENTS: All communications, notices and payments required under this Work Order shall be mailed by first class mail, postage prepaid, or by overnight carriers, to the respective parties at the addresses set forth below, or to such other addresses as the parties may from time to time specify in writing.

If to Sponsor:
Caroline Herd Chief Development Consultant Prana Biotechnology Limited Level 2 369 Royal Parade Parkville VIC 3052 Australia Phone: +61 (0) 3 9349 4906 Facsimile: +61 (0) 3 9348 0377
If to INC Research:

For Communications:	Contracts Management INCResearch Australia Pty Limited 124 Lipson Street Port Adelaide SA 5015 Australia Phone: +61 (0) 8 8447 3500 Facsimile: +61 (0) 8 8447 3511
For Payments (Via Wire):

Beneficiary Bank:	Bank of South Australia (A Division of St George Bank Limited)
Account Name:	INCResearch Australia Pty Limited
BSB (Routing Number):
Account Number:
Swift:

5.	TRANSFER OF OBLIGATIONS: Sponsor assigns the responsibilities pertaining to the Study to INC Research as indicated in Attachment A, Services.

INCResearch Australia Pty Limited
Prana Work Order 1000504 v4 3rd August 2012

IN WITNESS WHEREOF, the undersigned have caused this Work Order to be executed by a duly authorized individual on behalf of each requisite party effective as of the day and year last written below. In the event that the parties execute this Work Order by exchange of electronically signed copies or facsimile signed copies, the parties agree that, upon being signed by both parties, this Work Order shall become effective and binding and that facsimile copies and/or electronic signatures will constitute evidence of the existence of this Work Order with the expectation that original documents may later be exchanged in good faith. Thereafter, the parties agree that in connection with request for information that either party may need from the other related to the Services provided hereunder, both parties expressly permit communication via facsimile to the extent allowed by applicable laws and regulations to be disseminated in that manner.

Prana Biotechnology Limited

By:

Name:	Dianne Angus

Title:	Chief Operating Officer

Date:	6th August 2012

INCResearch Australia Pty Limited

By:

Name:	Garth Tierney

Title:	Regional General Manager, Australia and South East Asia

Date:	14th August 2012.

INCResearch Australia Pty Limited
Prana Work Order 1000504 v4 3rd August 2012

ATTACHMENT A
Services

DETAILED ASSUMPTIONS

GENERAL
DRUG NAME	PBT2
INDICATION	Huntington Disease
PHASE	2a
SITES
NUMBER OF COUNTRIES	1 - Australia
NUMBER OF SITES	5
NUMBER OF APPLICABLE LANGUAGES	1 - English
CASE REPORT FORM (CRF)
PAPER OR ELECTRONIC CRF	eCRF
NUMBER OF PAGES PER ENROLLED PATIENT	70
TOTAL PAGES	2,100
INVESTIGATOR MEETING
NUMBER OF MEETING(S)	1 - Melbourne
DURATION OF MEETING(S)	1.5 days
• NUMBER OF SITE ATTENDEES	3 attendees per site (15 total site attendees)
• NUMBER OF CUSTOMER ATTENDEES	5
• NUMBER OF INC RESEARCH ATTENDEES	2 CRAs + 1 PM
SITE MONITORING
NUMBER OF CRAs	3 - based in Sydney, Melbourne and Perth
NUMBER OF INITIATION VISITS	5
NUMBER OF MONITORING VISITS	25 one-day visits - 5 visits/site
NUMBER OF CLOSEOUT VISITS	5
PHARMACOVIGILANCE (SAFETY)
NUMBER OF SERIOUS ADVERSE EVENTS (SAEs)	Assume 1
NUMBER OF REPORTABLE SAEs	Assume 1
NUMBER OF SUSPECTED UNEXPECTED SERIOUS ADVERSE REACTIONS	1
NUMBER OF SAEs REPORTING TO LOCAL REGULATORY AUTHORITY	1
PROJECT MANAGEMENT
NUMBER OF CUSTOMER TELECONFERENCES	21
• FREQUENCY OF TELECONFERENCES	Monthly

INCResearch Australia Pty Limited
Prana Work Order 1000504 v4 3rd August 2012

DETAILED ASSUMPTIONS
•	DURATION OF TELECONFERENCES	1 hour
•	TELECONFERENCE ATTENDEES	Project Manager

ACTIVITY	Prana	INCResearch
Study Start-up Activities
Study Sponsorship - Australia	✓
Protocol Development	✓
Approval and Authorisation of Final Protocol	✓
Patient Information Sheet & Consent Template Development	✓
Creation of Study Manual/Monitoring Guidelines	✓
List Trial on Public Register e.g. ANZCTR, Clinicaltrials.gov	✓
Conduct Internal Team Kick-Off Meeting		✓
Investigator/Site Identification	✓
Approval of Final Investigator’s/Sites	✓
Finalise Clinical Trial Agreements	✓
Creation and Collection of Essential Documents		✓
Conduct Pre-study/Site Qualification Visits	✓
Complete Ethics Submissions and Follow-up	✓
Respond to Issues Raised by the Ethics Committee	✓
Regulatory Submissions	✓
Import/Export Permit Handling	✓
Customer Project Team Meetings
Attend Project Team Meeting	✓	✓
Organise Project Team Meeting	✓
Investigator’s Meeting
Attend Investigator’s Meeting	✓	✓
Present at Investigator’s Meeting	✓
Organise Investigator’s Meeting	✓
Investigational Product (IP)
IP Packaging and Labelling	✓
IP Storage	✓
IP Distribution	✓

INCResearch Australia Pty Limited
Prana Work Order 1000504 v4 3rd August 2012

ACTIVITY	Prana	INCResearch
IP Accountability		✓
IP Destruction	✓
Site Visits
Site Initiation Visits		✓
Monitoring Visits		✓
Close-out Visits		✓
Completion of Visit Reports		✓
Site Management
Site Management		✓
Project Management
Project Management (Local)		✓
Project Tool Development		✓
Create Master Study Files	✓
Maintenance of Master Study Files During Study	✓
Create Investigator In-house and Site Study Files		✓
Maintain In-house Investigator Study Files During Study		✓
Manage and Make Payments to Investigators/Sites	✓
Archiving of Study Files Post-study	✓
Safety Reporting & Medical Monitoring
Handling of SAEs (notification)		✓
Medical Review of SAEs & Narrative Creation		✓
Reporting to Local Regulatory Authority		✓
Follow-up of SAEs	✓
Creation and Distribution of Investigator Notification Letters	✓
Medical Monitoring	✓
Safety Management Plan (review)		✓

INCResearch Australia Pty Limited
Prana Work Order 1000504 v4 3rd August 2012

ATTACHMENT B
Project Schedule

Project Timeline/Activities
Project Milestones	Duration	Start Date	End Date
Pre-Study Period	3 Months	1-Mar-12	31-May-12
Enrolment Period	8 Months	1-Jun-12	31-Dec-12
Treatment Period	8 Months	1-Jan-13	30-Sep-13
Close-out Period	2 Months	1-Oct-13	30-Nov-13
Total Study Duration	21 Months

INCResearch Australia Pty Limited
Prana Work Order 1000504 v4 3rd August 2012

ATTACHMENT C
Project Budget and Payment Schedule

Goods and Services Tax (GST)

In Australia all goods and services are subject to GST of 10%. Unless otherwise specified, fees are expressed as exclusive of Goods and Services Tax (GST). Where fees are GST exclusive and INC Research is liable to pay GST in respect of any Services provided pursuant to this Agreement, INC Research may add the GST amount to invoices provide to Sponsor for the Services. Provided that the relevant invoice complies with the requirements of a tax invoice to enable Sponsor to claim a credit or refund of GST, Sponsor shall pay the GST amount at the same time and in the same manner as other amounts invoiced under this Agreement.

Where the services are directly contracted by an overseas Sponsor GST will not be applicable.

Project Costs and Payment Schedule

The project budget has been provided in AUD. This will also be the prime currency for invoicing and payment on this project.

All clinical services will be invoiced on a unit basis as per the proposed direct cost estimate budget.

Upon execution of this Work Order, Sponsor shall make a payment of $58,338.40 (20% of the total direct costs). Thereafter, INC Research will invoice Sponsor on a monthly basis for actual units completed and reconciled at the end of the study.

If services requirement exceeding those specified in the cost estimate are required then written approval will be obtained from the Sponsor before conducting the additional services.

All professional services have been adjusted to take into account standard fee reviews that would occur over the period of the trial. If the timelines extend beyond the period estimated then INC Research may increase fees beyond the period stated.

Indirect costs will be invoiced separately on a monthly basis.

INC Research shall provide Sponsor with itemized invoicing of all expenses and fees. Undisputed invoices are payable within 30 days of date of Sponsor’s receipt of invoice as per MSA clause 12.

INCResearch Australia Pty Limited
Prana Work Order 1000504 v4 3rd August 2012

DIRECT COSTS

Service/Item	Comments	Responsibility	Unit	Unit Cost (AUD)	Number of Units	Item Cost	AUD$
Study Start Up Activities
Study Training/Internal Kick Off Meeting	Familiarisation, Protocol, IB	CRA	per CRA	1123	3.00	3,370
Study Training/Internal Kick Off Meeting	Familiarisation, Protocol, IB	PM	per PM	1290	1.00	1,290
Essential Document Collection	Creation, Collection and Tracking	CRA	per site	1123	5.00	5,616
Study Files	Set-up of Study Master Files and Investigator Site Files	PA	per study	749	1.00	749
CRA Administration (March 2012 - May 2012)	Communications - Customer, Site, Project Manager	CRA	per month	3019	3.00	9,056
						Subtotal	$20,080
Customer Project Team Meetings
Customer Kick-off Meeting	Teleconference	PM	per PM	322	1.00	322
Sponsor Teleconference Participation	21 x 1 hour Telecon	PM	per telecon	165	21.00	3,456
						Subtotal	$3,778
Investigator’s/Monitor’s meeting
Travel Time	4 hours Return	PM	per PM	645	1.00	645
Travel Time	8 hours Return	CRA	per CRA	1123	1.00	1,123
Attendance	Assume 1.5 day Meeting, 1 PM	PM	per PM	1934	1.00	1,934
Attendance	Assume 1.5 day Meeting, 2 CRAs	CRA	per CRA	1685	2.00	3,370
						Subtotal	$7,072
Site Visits
Study Initiation	Includes Preparation, Travel, Time On-site, Reporting and Follow-up	CRA	per visit	1404	5.00	7,020
Monitoring Visits (1 Day Visits)	Including Preparation, Travel, 1 day On-site, Reporting and Follow-up 5 Visits/Site	CRA	per visit	1579	25.00	39,478
Closeout Visits	Includes Preparation, Travel, Time On-site, Reporting and Follow-up	CRA	per visit	1752	5.00	8,761
						Subtotal	$55,258
Site Management
Site Management (June 2012 • September 2013)	per Month	CRA	per month	3086	16.00	49,383
Site Management (October 2013 • November 2013)	per Month	CRA	per month	1460	2.00	2,920
						Subtotal	$52,303
Project Management
Local Coordination/Supervision (March 2012 • May 2012)	per Month	PM	per month	5158	3.00	15,475
Local Coordination/Supervision (June 2012 • September 2013)	per Month	PM	per month	3296	16.00	52,743
Local Coordination/Supervision (October 2013 - November 2013)	per Month	PM	per month	3353	2.00	6,706
Project Assistance (March 2012 • November 2013)	per Month	PA	per rronth	2054	21.00	43,144
						Subtotal	$118,068
Safety Monitoring
Safety Administration	Includes Set-up, Maintenance and Completion Activities	Safety Officer	per study	4597	1.00	4,597
Handling of SAEs (Notifications)	All Events - Assume 1 SAE	Safety Officer	per SAE	330	1.00	330
Medical Review of SAEs and Narrative Creation	All Events - Assume 1 SAE	Medical Monitor	per SAE	851	1.00	851
Reporting to Local Authorities	Assume 1 Reportable Event	Safety Officer	per SAE	659	1.00	659
Safety Management Plan (review)		Safety Officer	per study	659	1.00	659
Teleconference	Assume 1 hour teleconference	Safety Officer	per telecon	165	1.00	165
						Subtotal	$7,261

						TOTAL	$263,821

INCResearch Australia Pty Limited
Prana Work Order 1000504 v4 3rd August 2012

INDIRECT COSTS

Expense/Item	Comments	Unit Cost	Number of Units	Item Cost AUD$	AUD$

Investigator’s/Monitor’s Meeting Attendance
Travel/Attendance Costs	Airfares, accommodation & meals provided by Client, $500 - taxis, currency exchange, meals in transit, phone	$500/person	2	1,000
				Subtotal	$1,000
Site Visits
Other Site visit Costs	Parking/tolls/meals and incidentals for site visits	$50/day	35	1,750
				Subtotal	$1,750
General Expenses
Couriers, Express Post, Teleconferences		$7,000	1	7,000
Copying (Excluding ethics submissions), postage, telecommunications (excluding teleconferences), stationery (files)	$70/site/month, 5 sites for 21 months	$350/month	21	7,350
				Subtotal	$14,350

				TOTAL	$17,100

INCResearch Australia Pty Limited
Prana Work Order 1000504 v4 3rd August 2012

Change Orders/Changes in Scope

INC Research’s participation in this study is based upon the parameters outlined in Attachment A – Services and Attachment B – Project Schedule. Unless otherwise specified in this Work Order, all study Services will be performed under the INC Research Standard Operating Procedures (SOPs). If the scope of the study varies from these study parameters, a Contract Modification (CM) may be necessary. A CM may be due to, but is not limited to, the following project specific situations that change the study parameters (i.e., timeline1, number of subjects or sites) or the scope of work (i.e., additional services; tasks for current services; or costs for current services are modified). These changes in scope may modify the time or costs (direct or indirect) required to complete the study. Requests to engage additional contractors or to incur additional costs with existing contractors engaged by INC Research are considered changes in scope. Accordingly, negotiating efforts to secure confidentiality agreements and service agreements with newly engaged contractors are also considered changes in scope.

Once a CM is identified, INC Research will log the out-of-scope activities in a Change Order Log and obtain written acknowledgement from the Sponsor confirming the scope of the possible CM. Once the out-of-scope services reach an estimated 3% of direct project costs (or $10,000, whichever is reached first), a Change Notification Form (CNF) will be submitted to the Sponsor for verification of the project change and to determine if INC Research should wait to begin out-of-scope trial activities or continue while good faith negotiations move towards an executed Change Order (CO).

A CO shall be completed once the following threshold amount is reached (which is based on the original contract value of the study).

o	$100,000 threshold if contract value is less than $3,000,000; or
o	$300,000 threshold if contract value is over $3,000,000.

If out of scope activities do not reach the threshold amount for longer than 180 days since the first CNF or particular CO was initiated, then a CO shall be issued once the time threshold is reached.

If out of scope activities do not reach the value or time thresholds prior to end of study, then a CO shall be issued and signed by Sponsor prior to release of the final project deliverable.

1 An increase in the study timeline may increase the inflation calculation. Change orders will only address an increase in costs due to inflation for uncompleted activities if the study timeline is pushed into a new calendar year

INCResearch Australia Pty Limited
Prana Work Order 1000504 v4 3rd August 2012

CHANGE ORDER N°1 to Work Order #1000504

This Change Order number 1 to Work Order #1000504 (hereinafter “Change Order”) is made and entered into as of the date of last signature (hereinafter “Effective Date”) by and between Prana Biotechnology Limited (hereinafter “Sponsor”) with an office located at Level 2, 369 Royal Parade, Parkville VIC 3052, Australia and INCResearch Australia Pty Limited, together with its parent company, subsidiaries and legal affiliates (hereinafter “INC Research”) with principal offices located at 124 Lipson Street, Port Adelaide SA 5015, Australia.

RECITALS

WHEREAS, Sponsor and INC Research have entered into Work Order #1000504 (hereinafter “Agreement”) to perform Services for Protocol # PBT2-203 for study entitled: A Randomized, Double-blind, Placebo-controlled Study to Assess the Safety and Tolerability, and Efficacy of PBT2 in Patients with Early to Mid-stage Huntington Disease (hereinafter “Study”), which was signed by Sponsor and INC Research on 14th August 2012, and

WHEREAS, during the course of the performance of the Study, Sponsor and INC Research have identified changes in assumptions; and

WHEREAS, Sponsor desires to retain additional services from INC Research and INC Research desires to supply such services to Sponsor under the terms and conditions set forth herein; and

WHEREAS, Sponsor and INC Research agree that all other terms and conditions of the Agreement shall remain in full force and effect, unless specifically agreed otherwise in this Change Order; and

WHEREAS, Sponsor and INC Research agree that the services and costs covered by this Change Order are additional to the services and costs covered by the Agreement;

NOW THEREFORE, subject to the terms, conditions and covenants hereinafter set forth, INC Research and Sponsor agree as follows:

SECTION I: CHANGES IN SCOPE

This section contains an overview of the changes in assumptions, timelines, and revision in Scope of services. In summary, this Change Order mainly reflects the following changes:

Direct Costs
●	Addition of seven (7) x One Day Monitoring Visits, to be invoiced only if required.
●	Addition of eight (8) x Two Day Monitoring Visits, to be invoiced only if required.
●	Addition of one (1) x Four Day Monitoring Visit.
●	Addition of nine (9) x Serious Adverse Events (SAE) Notifications, to be invoiced only if required.
●	Addition of four (4) x Reporting to Local Authorities of SAEs, to be invoiced only if required.
●	Addition of 6 Monthly Suspected Unexpected Serious Adverse Reaction (SUSAR) Line Listings time for Safety Officer, to be invoiced only if required.

INC Research, LLC – CONFIDENTIAL

INCResearch Australia Pty Limited - 1000504
Prana Change Order #1, v2, 10th April 2013

INC Research, LLC Change Order Form

Indirect Costs
●	Addition of twenty-seven (27) x Other Site Visit Costs.

The parties hereby agree the total cost associated with this Change Order is AUD $48,505.00.

SECTION II: COSTS OVERVIEW

The additional deliverables and tasks performed by INC Research are specified in Attachment A. This Attachment includes an overview of the total prices of deliverables in the original agreement and previous change orders, and an overview of the additional total prices of the new deliverables and services. The total amount of all contracted deliverables (original agreement including all change orders) is shown in Attachment A.

A summary of both direct and indirect costs related to the original agreement and all changes in scope as occurred is provided in the table below:

	Effective Date	Direct Costs AUD$	Indirect Costs AUD$	Grand Total AUD$
Original Contract	14th August 2012	$263,821.00	$17,100.00	$280,921.00
Change Order # 1	Upon Execution	$47,155.00	$1,350.00	$48,505.00
Total Contract Value		$310,976.00	$18,450.00	$329,426.00

INC Research, LLC – CONFIDENTIAL
INCResearch Australia Pty Limited - 1000504
Prana Change Order #1, v2, 10th April 2013

Revised Direct Costs

Service/Item	Comments	Responsibility	Unit	Unit Cost (AUD)	Original Number of Units	CO#1 Number of Units	Original Item Cost (AUD$)	CO#1 Item Cost (AUD$)	TOTAL COST AUD$
Study Start Up Activities
Study Training/Internal Kick Off Meeting	Familiarisation, Protocol, IB	CRA	per CRA	1123	3	0	3,370	0
Study Training/Internal Kick Off Meeting	Familiarisation, Protocol, IB	PM	per PM	1290	1	0	1,290	0
Essential Document Collection	Creation, Collection and Tracking	CRA	per site	1123	5	0	5,616	0
Study Files	Set-up of Study Master Files and Investigator Site Files	PA	per study	749	1	0	749	0
CRA Administration (March 2012-May 2012)	Communications - Customer, Site, Project Manager	CRA	per month	3019	3	0	9,056	0
						Subtotal	20,080	0	$20,080
Customer Project Team Meetings
Customer Kick-off Meeting	Teleconference	PM	per PM	322	1	0	322	0
Sponsor Teleconference Participation	21 x 1 hour Telecon	PM	per telecon	165	21	0	3,456	0
						Subtotal	3,778	0	$3,778
Investigator’s/Monitor’s meeting
Travel Time	4 hours Return	PM	per PM	645	1	0	645	0
Travel Time	8 hours Return	CRA	per CRA	1123	1	0	1,123	0

INC Research, LLC – CONFIDENTIAL

INCResearch Australia Pty Limited - 1000504
Prana Change Order #1, v2, 10th April 2013

INC Research, LLC Change Order Form

Service/Item	Comments	Responsibility	Unit	Unit Cost (AUD)	Original Number of Units	CO#1 Number of Units	Original Item Cost (AUD$)	CO#1 Item Cost (AUD$)	TOTAL COST AUD$
Attendance	Assume 1.5 day Meeting, 1 PM	PM	per PM	1934	1	0	1,934	0
Attendance	Assume 1.5 day Meeting, 2 CRAs	CRA	per CRA	1685	2	0	3,370	0
						Subtotal	7,072	0	$7,072
Site Visits
Study Initiation	Includes Preparation, Travel, Time On-site, Reporting and Follow-up	CRA	per visit	1404	5	0	7,020	0
Monitoring Visits (1 Day Visits)	Including Preparation, Travel, 1 day On-site, Reporting and Follow-up - only if required	CRA	per visit	1579	25	7	39,478	11,054
Monitoring Visits (2 Day Visits)	Including Preparation, Travel, 2 days On-site, Reporting and Follow-up - only if required	CRA	per visit	3015	0	8	0	24,117
Monitoring Visits (4 Day Visits)	Including Preparation, Travel, 4 days On-site, Reporting and Follow-up	CRA	per visit	5886	0	1	0	5,886
Closeout Visits	Includes Preparation, Travel, Time On-site, Reporting and Follow-up	CRA	per visit	1752	5	0	8,761	0
						Subtotal	55,258	41,057	$96,315
Site Management
Site Management (June 2012 - September 2013)	per Month	CRA	per month	3086	16	0	49,383	0
Site Management (October 2013 - November 2013)	per Month	CRA	per month	1460	2	0	2,920	0
						Subtotal	52,303	0	$52,303

INC Research, LLC – CONFIDENTIAL

INCResearch Australia Pty Limited - 1000504
Prana Change Order #1, v2, 10th April 2013

INC Research, LLC Change Order Form

Service/Item	Comments	Responsibility	Unit	Unit Cost (AUD)	Original Number of Units	CO#1 Number of Units	Original Item Cost (AUD$)	CO#1 Item Cost (AUD$)	TOTAL COST AUD$
Project Management
Local Coordination/Supervision (March 2012 - May 2012)	per Month	PM	per month	5158	3	0	15,475	0
Local Coordination/Supervision (June 2012 - September 2013)	per Month	PM	per month	3296	16	0	52,743	0
Local Coordination/Supervision (October 2013 - November 2013)	per Month	PM	per month	3353	2	0	6,706	0
Project Assistance (March 2012-November 2013)	per Month	PA	per month	2054	21	0	43,144	0
						Subtotal	118,068	0	$118,068
Safety Monitoring
Safety Administration	Includes Set-up, Maintenance and Completion Activities	Safety Officer	per study	4597	1	0	4,597	0
Handling of SAEs (Notifications)	All Events - Assume 10	Safety Officer	per SAE	330	1	9	330	2,967
Medical Review of SAEs and Narrative Creation	All Events - Assume 1 SAE	Medical Monitor	per SAE	851	1	0	851	0
Reporting to Local Authorities	All Events - Assume 5	Safety Officer	per SAE	659	1	4	659	2,637
6-Monthly SUSAR Line Listing	Preparation, distribute and tracking	Safety Officer	per study	494	0	1	0	494
Safety Management Plan (review)		Safety Officer	per study	659	1	0	659	0

INC Research, LLC – CONFIDENTIAL

INCResearch Australia Pty Limited - 1000504
Prana Change Order #1, v2, 10th April 2013

INC Research, LLC Change Order Form

Service/Item	Comments	Responsibility	Unit	Unit Cost (AUD)	Original Number of Units	CO#1 Number of Units	Original Item Cost (AUD$)	CO#1 Item Cost (AUD$)	TOTAL COST AUD$
Teleconference	Assume 1 hour teleconference	Safety Officer	per telecon	165	1	0	165	0
						Subtotal	7,261	6,098	$13,360

						TOTAL	263,821	47,155	$310,976

Revised Indirect Costs

Expense/Item	Comments	Unit Cost	Original Number of Units	CO#1 Number of Units	Original Item Cost AUD$	CO#1 Item Cost AUD$	TOTAL COST AUD$
Investigator’s/Monitor’s Meeting Attendance
Travel/Attendance Costs	Airfares, accommodation & meals provided by Client, $500 - taxis, currency exchange, meals in transit, phone	$500/person	2	0	1,000	0
				Subtotal	1,000	0	$1,000
Site Visits
Other Site visit Costs	Parking/tolls/meals and incidentals for site visits	$50/day	35	27	1,750	1,350
				Subtotal	1,750	1,350	$3,100
General Expenses
Couriers, Express Post, Teleconferences		$7,000	1	0	7,000	0

INC Research, LLC – CONFIDENTIAL

INCResearch Australia Pty Limited - 1000504
Prana Change Order #1, v2, 10th April 2013

INC Research, LLC Change Order Form

Copying (Excluding ethics submissions), postage, telecommunications (excluding teleconferences), stationery (files)	$70/site/month, 5 sites for 21 months	$350/month	21	0	7,350	0
				Subtotal	14,350	0	$14,350

				TOTAL	17,100	1,350	$18,450

INC Research, LLC – CONFIDENTIAL

INCResearch Australia Pty Limited - 1000504
Prana Change Order #1, v2, 10th April 2013

SIGNATURE

COUNTERPARTS. This Change Order may be signed in counterparts and said counterparts shall be treated as though signed as one document. The parties acknowledge legal validity of facsimile, portable document format or other commercially acceptable electronic exchange of copies of the documents, which are essential for Change Order execution. A party which uses a facsimile, portable document format or other commercially acceptable electronic exchange copy of an authorized person’s signature in the documents guaranties its authenticity.

IN WITNESS WHEREOF, the undersigned have caused this Change Order to be executed by a duly authorized individual on behalf of each requisite party effective as of the day and year last written below.

Prana Biotechnology Limited	INCResearch Australia Pty Limited

Signature By:	Signature By:
DIANNE ANGUS	Garth Tierney
Name (print)	Name (print)
C.O.O	Executive Vice President, Asia/Pacific
Title	Title
16 / April / 2013	24/04/2013
Date	Date

INC Research, LLC – CONFIDENTIAL

INCResearch Australia Pty Limited - 1000504
Prana Change Order #1, v2, 10th April 2013